Exhibit 99.1

AMENDMENT NO. 2

AMENDMENT NO. 2 (this “Amendment”), dated as of December 27, 2005, to that certain Credit Agreement, dated as of March 4, 2005, (the “Credit Agreement”; capitalized terms used herein and not defined herein shall have the meaning set forth in the Credit Agreement), among RURAL/METRO OPERATING COMPANY, LLC, a Delaware limited liability company (“Borrower”); the Lenders; CITIBANK, N.A., as LC Facility issuing bank (in such capacity, the “LC Facility Issuing Bank”); CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders; JPMORGAN CHASE BANK, N.A. (“JPMCB”), as syndication agent (in such capacity, the “Syndication Agent”); and CITIGROUP GLOBAL MARKETS INC. (“CGMI”) and J.P. MORGAN SECURITIES INC. (“JPMSI”), as joint lead arrangers and joint lead bookrunners (in such capacities, the “Joint Lead Arrangers”).

W I T N E S S E T H:

WHEREAS, Section 9.08 of the Credit Agreement permits the Credit Agreement to be amended from time to time;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE. Amendments.

(a) The following defined term shall be added to Section 1.01 of the Credit Agreement:

“Amendment No. 2 Effectiveness Date” means the date of effectiveness of Amendment No. 2 to this Agreement.

“Las Vegas Transaction” means the purchase, within two years of the Amendment No. 2 Effectiveness Date, of all of the Equity Interests of Rural/Metro of Nevada, Inc. pursuant to the purchase option in the agreement dated August 31, 2000 betweenRural/Metro Corporation (DE) and SWA, LLC.

(b) The definition of “Capital Expenditures” shall be amended by adding the following sentence at the end of the definition:

“The amount of Net Proceeds actually used in accordance with the first proviso of Section 2.05(c)(iii) shall be excluded from the amount of Capital Expenditures.”

(c) The definition of “Fixed Charges” shall be amended by adding the following prior to the semicolon in clause (b) thereof: “(other than Capital Expenditures pursuant to Section 6.17(b))”.

(d) The definition of “Permitted Acquisitions” shall be amended by replacing clause (5) of the definition in its entirety with the following:

“(5) (x) the amount of the acquisition consideration for any Permitted Acquisition (other than the Las Vegas Transaction) shall not exceed $10.0 million and (y) the aggregate amount of the acquisition consideration for all Permitted Acquisitions since the Closing Date shall not exceed $40.0 million; provided that up to $20.0 million of the acquisition consideration for the Las Vegas Transaction shall not count toward clause (y) hereof.”

(e) Section 2.05(c)(v) shall be amended by replacing it in its entirety with the following:

“(v) If Parent shall receive Net Proceeds from any Equity Issuance, an amount equal to 50% of such Net Proceeds (the “Required Portion”) shall be applied within five (5) Business Days after receipt thereof in accordance with Section 2.05(e); provided that no such application shall be required with respect to any part of the Required Portion that Borrower states, in an Officers’ Certificate delivered to the Administrative Agent, will be used to redeem or repurchase all or a portion of the Senior Subordinated Notes and/or the Parent Notes in compliance with Section 6.09(a); provided, further, that any part of the Required Portion that is not so applied within the three-month period specified in Section 6.09(a) shall be applied on the last day of such three-month period as specified in this Section 2.05(c)(v)”.

(f) Section 5.11 shall be amended by deleting the following from the second sentence thereof:

“or Borrower or any Loan Party shall enter into or renew any Real Property lease having a fair market value in excess of $500,000 as determined in good faith by Borrower,”

and

“provided that with respect to leases, Borrower or such Loan Party shall be required only to use commercially reasonable efforts to do so and only at the Administrative Agent’s request”.

(g) Section 6.01(a)(vi)(C) shall be amended by deleting “$10.0 million” and replacing it with “$15.0 million”.

(h) Section 6.04(x) shall be amended by deleting “$10.0 million” and replacing it with “$15.0 million”.

(i) Section 6.04 shall be amended by deleting “and” at the end of clause (x) and deleting the period at the end of clause (xi) and replacing it with the following:

“; and

(xii) redemptions or repurchases by Parent of the Parent Notes and by Borrower of Senior Subordinated Notes with Net Proceeds from any Equity Issuance to the extent (x) not required to be used to repay the Loans pursuant to Section 2.05(c)(v) and (y) permitted by Section 6.09(a).”

(j) Section 6.09 shall be amended by adding at the end of clause (a) thereof the following:

“; provided that, within three months of the consummation of any Equity Issuance, (i) all or any portion of Net Proceeds of such Equity Issuance may be used to redeem or repurchase Senior Subordinated Notes and/or Parent Notes and (ii) up to an additional $10.0 million may be used to redeem or repurchase Parent Notes if after such redemption or repurchase no Parent Notes shall be outstanding and the indenture under which the Parent Notes were issued will be discharged; provided, further, that, in either case of clause (i) or (ii), (x) no Default shall exist at the time of any such redemption or repurchase and (y) in the case of any such redemption or repurchase of Parent Notes, the Total Leverage Ratio as of the date of such redemption or repurchase (after giving effect thereto) shall not exceed 4.00 to 1.0;”.

(k) Section 6.17 shall be amended and restated in its entirety to read:

“SECTION 6.17 Capital Expenditures.

(a) The Loan Parties will not, and will not permit any of their Subsidiaries to, make or commit to make any Capital Expenditures, except that Borrower and the Subsidiaries may make or commit to make Capital Expenditures not exceeding the amount set forth below (the “Base Amount”) for each Fiscal Year or period set forth below, subject to Section 6.17(b) and (c):

Fiscal Year Ended/Period	Base Amount (in millions)
June 30, 2006	$20.00
June 30, 2007	$22.00
June 30, 2008	$27.00
June 30, 2009	$27.50
June 30, 2010	$30.00
July 1, 2010 - Term Loan Maturity Date	$27.00

(b) Capital Expenditures required by Borrower or any Subsidiary to be incurred to perform under new medical transportation services or fire protection services contracts entered into within 12 months prior to the making of the Capital Expenditure shall be excluded from the calculation of Capital Expenditures for purposes of Section

6.17(a); provided that the aggregate amount of Capital Expenditures excluded from Section 6.17(a) for any Fiscal Year pursuant to this Section 6.17(b) shall not exceed $4.0 million.

(c) In addition to the Capital Expenditures permitted pursuant to Section 6.17(a), Borrower and the Subsidiaries may make additional Capital Expenditures in any Fiscal Year (other than the 2006 Fiscal Year) with up to 50% of the Base Amount for the immediately preceding Fiscal Year which was not used to make Capital Expenditures in the preceding Fiscal Year.”

SECTION TWO. Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Effective Date”) when (x) the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and the Administrative Agent and (y) the Administrative Agent shall have received executed consents to this Amendment from the Requisite Lenders.

SECTION THREE. Representations and Warranties. The Loan Parties hereby represent and warrant that, as of the date hereof and as of the Effective Date, the conditions set forth in Section 4.02(b) and 4.02(c) of the Credit Agreement are satisfied.

SECTION FOUR. Reference to and Effect on the Credit Agreement. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Credit Agreement, and each reference in each of the Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION FIVE. Costs and Expenses. Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any.

SECTION SIX. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION SEVEN. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

RURAL/METRO OPERATING COMPANY, LLC, as Borrower

By:	/s/ Michael S. Zarriello
	Name:	Michael S. Zarriello
	Title:	SVP & CFO

CITICORP NORTH AMERICA, INC., as Administrative Agent

By:	/s/ Suzanne Crymes
	Name:	Suzanne Crymes
	Title:	Vice President